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                                                                   Exhibit 99.3

                             FOR IMMEDIATE RELEASE

For further information contact:
Jeff MacDowell
Vice President -
Finance and Corporate Development
(972) 756-8171


                          DYNAMEX ANNOUNCES RESULTS OF
                            SPECIAL COMMITTEE REVIEW

          RECOMMENDATIONS WILL RESULT IN RESTATEMENT OF PRIOR PERIODS

            FOURTH QUARTER AND FISCAL YEAR 1999 PRELIMINARY RESULTS

                               AMEX HALTS TRADING

September 17, 1999 -- Dallas, Texas -- Dynamex Inc. (Amex: DDN) today announced the results of the review of the Special Committee of the Board of Directors. The review will result in the Company restating its previously reported financial results for fiscal years 1997 and 1998, the first three quarters of fiscal year 1998, and the first three quarters of fiscal year 1999. The Company's previously issued 1997 and 1998 annual financial statements and the independent auditors' reports thereon, as well as the interim financial statements for 1997, 1998 and 1999, should not be relied upon.

Based on preliminary, unaudited information available for the fourth quarter ended July 31, 1999 and the prior period adjustments described below, the Company expects to report a net loss for the fourth quarter and fiscal year 1999 of approximately $90,000, or $0.01 per share (basic and diluted) and $1.6 million or $0.16 per share (basic and diluted), respectively. Excluding expenses for severance, the Special Committee process, and shareholder litigation, expected fourth quarter net income would be approximately $350,000, or $0.03 per share (basic and diluted).

The Company has attempted in this press release to disclose to investors all available material information related to the restatement of prior period financial statements. The Company has been advised by the American Stock Exchange that trading in the Company's stock will remain halted until the re-audited financial information is filed with the SEC and the Exchange has had time to review the filings.


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RESTATEMENT

The Company's restatement of its previously reported financial results is anticipated to reduce previously reported net income by approximately $1.5 million, or $0.22 per share (basic and diluted) for the fiscal year ended July 31, 1997, by approximately $2.3 million, or $0.29 per share (basic and diluted) for the fiscal year ended July 31, 1998, by approximately $717,000, or $0.07 per share (basic and diluted) for the three months ended October 31, 1998, and by approximately $68,000, or $0.01 per share (basic and diluted) for the three months ended January 31, 1999. The restatement of previously reported financial results is anticipated to increase previously reported net income by approximately $137,000, or $0.01 per share (basic and diluted) for the three months ended April 30, 1999.

The Company anticipates the net effect of these adjustments will result in net income of $2.0 million, or $0.31 per share basic ($0.30 per share diluted) and $1.1 million, or $0.13 per share (basic and diluted) for fiscal year 1997 and 1998, respectively. The net effect of these adjustments is anticipated to result in net income of $230,000, or $0.02 per share (basic and diluted) and $502,000, or $0.05 per share (basic and diluted) for the first and third quarters of the fiscal year 1999, respectively. The Company anticipates a loss of $2.2 million, or $0.22 per share (basic and diluted) for the second quarter of fiscal year 1999.

The restated amounts described herein, as well as the current fiscal year, are subject to audit by Deloitte & Touche LLP. This audit may, and very likely will, result in further adjustments and also change the period in which certain of the adjustments are recorded. The audit will commence immediately. Management intends to work diligently to file its fiscal year 1999 Form 10-K on a timely basis and to file amended reports for prior periods concurrently, but there can be no assurance that these filings will be made on a timely basis.

The adjustments fall primarily into four categories:

1) Acquisition Accounting: The cumulative net adjustments to the previously reported financial statements relate primarily to the application of purchase accounting to the Company's acquisitions. More specifically, the purchase price of acquired businesses was not properly allocated to covenants not to compete. Instead, amounts allocated to covenants not to compete were amortized over periods in excess of the non-compete periods specified in the applicable contracts. Salaries and wages and other operating expenses, which should have been expensed in a current period, also were capitalized as part of the purchase consideration for certain companies acquired by the Company. In addition, adjustments to the allocation of purchase price of acquired companies were made outside the allowable timeframe under generally accepted accounting principles.

2) Deferral of Expenses: Certain operating expenses, abandoned asset balances and office closure expenses were deferred rather than being properly recorded as a current operating expense.


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

3) Unsupported Entries: Certain entries, primarily adjustments to the Company's reserves for workers compensation and bad debts, were made during the second and third quarters of fiscal year 1998 without proper support or documentation. The bad debt adjustment was corrected in the fourth quarter of fiscal year 1998. A portion of the workers compensation adjustment was previously recorded in conjunction with the Company's filing of its Form 10-Q for the second quarter of fiscal year 1999.

4) Revenue Recognition: With respect to two transactions in fiscal year 1998, revenue was recognized prior to services being rendered or before all contingencies were resolved. These adjustments were previously recorded in conjunction with the Company's filing of its Form 10-Q for the period ending January 31, 1999.

These restatements are the result of a review by a Special Committee of the Board of Directors. The Company's June 15, 1999 press release announced that a Special Committee of outside directors had been formed to review potentially unsupportable accounting entries. The Special Committee, assisted by the law firm of Weil, Gotshal & Manges LLP, and accountants from Deloitte & Touche LLP, as well as the Company's current financial management, performed an extensive inquiry with respect to the Company's previously issued financial statements. The entries requiring adjustment and leading to the restatement of financial statements for the fiscal years 1997 and 1998 as well as first quarter 1999 were made prior to the employment of the Company's current financial officers. The review resulted in the Special Committee recommending to the Board of Directors the above-described adjustments, and the subsequent approval of the restatement by the Board of Directors.

The Board of Directors also accepted all of the Special Committee's recommendations including those to continue to improve the Company's accounting systems and financial reporting process. Among other things, Ray Schmitz, the Company's current Controller, will be given the additional title of Chief Accounting Officer and be made responsible for overall financial controls and reporting. Mr. Schmitz joined Dynamex on January 25, 1999.

In addition, the Company installed a new integrated accounting and financial management system in the United States in the fourth quarter of fiscal year 1999 and is scheduled to complete installation of the same system in Canada on October 31, 1999. All accounting functions now have been centralized in Dallas and Toronto. A new centralized and integrated human resources and payroll system is being installed and is scheduled for completion early in the next calendar year. The Company also is completing the conversion of its front-end order entry and dispatch system to one common platform. The Company expects the front-end system conversions to be completed by early in the next calendar year.

FOURTH QUARTER OF FISCAL YEAR 1999 PRELIMINARY RESULTS

The Company also announced, based on preliminary, unaudited information available for the fourth quarter ended July 31, 1999 and the effect of prior period adjustments described above, that it expects to report a net loss of approximately $90,000, or $0.01 per share (basic and diluted) based on revenues of approximately $60.8 million. Gross profit for the quarter is expected to be approximately $19.5 million or 32.1% of revenues. Selling, general and


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administrative expenses are expected to be approximately $15.9 million or 26.1%
of revenues including approximately $410,000 of expenses associated with the Special Committee and shareholder litigation. Operating income for the quarter is expected to be approximately $1.1 million or 1.7% of revenues. EBITDA (Earnings before interest, taxes, depreciation and amortization) for the quarter before severance and expenses associated with the Special Committee process and shareholder litigation is expected to be approximately $4.1 million or 6.7% of revenues.

Same branch revenue growth (percentage increase in revenues for operations owned for more than one year) for the fourth quarter 1999 versus fourth quarter 1998 is expected to be approximately 2.8%. Same branch revenue growth at the Company's Canadian operations during the fourth quarter is expected to be approximately 6.5% in Canadian dollars and approximately 5.9% in US dollars. Same branch revenue growth in the Company's US operations during the fourth quarter is expected to be approximately 1.4%. Revenue growth was adversely affected by the termination of service contracts with unacceptable profitability margins in New England (revenues of approximately $2.5 million annually) and by reduced revenues associated with a systems conversion and competition in Dallas (revenues of approximately $2.0 million annually). Excluding the operations in New England and Dallas, same branch revenue growth is expected to be approximately 4.7% overall and 4.2% in the US operations.

In addition to the reduced profitability resulting from severance and expenses associated with the Special Committee process and shareholder litigation as well as the revenue declines in New England and Dallas described above, the quarter was impacted negatively due to losses incurred with two regional service agreements. A solution was implemented in September that involved re-pricing and route adjustments. Start up costs related to one of the contracts also negatively impacted earnings.

Accounts receivable at July 31, 1999 is expected to be approximately $26.8 million. Days sales outstanding (on a 90-day basis) are expected to be approximately 39.7 days for the quarter ended July 31, 1999 as compared with
39.9 days at April 30, 1999.

Based upon the cumulative effect of the restatements described above and the preliminary, unaudited information for the fourth quarter of fiscal year 1999, the Company may be in violation of certain financial covenants under its bank credit agreement. The Company is working with its banks to achieve any necessary waivers or amendments, although there is no assurance that such waivers or amendments will be achieved. As of July 31, 1999, borrowings outstanding and letters of credit under the revolving credit agreement were $46.4 million and $861,000, respectively. Total debt outstanding as of July 31, 1999 was $47.1 million.

Richard K. McClelland, Chairman and CEO of Dynamex, said, "While the effects of our accounting history continue to create challenges for Dynamex, the underlying business is profitable and growing. We are continuing to rapidly centralize accounting and payroll using new systems that have been deployed during the past few months. These systems also are enabling us to rapidly deploy our e-commerce strategy through dxNow.com(TM). I continue to have great confidence in our people and our strategy."


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

Mr. McClelland continued, "Importantly, the issues identified in this press release will not impact our ability to continue to meet or exceed the needs of our clients."


Dynamex is a leading provider of same-day delivery and logistics services in the United States and Canada.

This release contains forward-looking statements which involve assumptions regarding Company operations and future prospects. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risk and uncertainty, including, among other things, those that may arise during the completion of the Company's fiscal year 1999 audit or the preparation of restated financial statements for fiscal year 1997, fiscal year 1998, and each quarter commencing with the first quarter of 1997 (including the possibility that additional entries may be identified that impact the Company's financial results for the current and/or prior reporting periods or that there may be a change in the period in which certain of the adjustments are recorded), acquisition strategy, competition, foreign exchange, and risks associated with the local delivery industry. These and other risks are mentioned from time to time in the Company's filings with the Securities and Exchange Commission. In light of such risks and uncertainties, the Company's actual results could differ materially from such forward-looking statements. Prior to the filing of periodic reports relating to the restatement, the Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Company communications.


                               - Tables follow -


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
DYNAMEX INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
(In thousands, except per share data)
(Unaudited)
================================================================================

                                                  Fiscal Year ended                             Quarter ended
                                         ------------------------------------   --------------------------------------------------
                                         7/31/1997    7/31/1998     7/31/1999   10/31/1998   1/31/1999     4/30/1999     7/31/1999
                                         ---------    ---------     ---------   ----------   ---------     ---------     ---------
                                        (Restated)   (Restated)   (Preliminary) (Restated)  (Restated)    (Restated)   (Preliminary)


 Sales                                    $132,587     $208,019     $ 239,658     $59,443     $ 58,124      $ 61,283      $ 60,808

 Cost of sales                              88,008      140,185       162,396      39,984       39,746        41,376        41,290
                                          --------     --------     ---------     -------     --------      --------      --------

 Gross profit                               44,579       67,834        77,262      19,459       18,378        19,907        19,518

 SG&A expenses                              34,269       53,745        63,857      15,787       16,744        15,458        15,868

 Unusual items                                  --           --         2,066          --        1,733            53           280
 Gain on sale of assets                         --           --          (185)         --           --          (185)           --

 Depreciation and amortization               4,439        8,196         9,184       2,286        2,279         2,302         2,317
                                          --------     --------     ---------     -------     --------      --------      --------

 Operating income                            5,871        5,893         2,340       1,386       (2,378)        2,279         1,053

 Interest expense                            1,600        4,228         4,607         943        1,332         1,179         1,153
                                          --------     --------     ---------     -------     --------      --------      --------

 Income (loss) before taxes                  4,271        1,665        (2,267)        443       (3,710)        1,100          (100)

 Income tax expense (benefit)                1,899          614          (676)        213       (1,477)          598           (10)
                                          --------     --------     ---------     -------     --------      --------      --------

 Income before extraordinary item            2,372        1,051        (1,591)        230       (2,233)          502           (90)

 Extraordinary loss of early
   retirement of debt                          335           --            --          --           --            --            --

 Net income (loss)                        $  2,037     $  1,051     $  (1,591)    $   230     $ (2,233)     $    502      $    (90)
                                          ========     ========     =========     =======     ========      ========      ========

 Earnings (loss) per common
   share - basic:                         $   0.31     $   0.13     $   (0.16)    $  0.02     $  (0.22)     $   0.05      $  (0.01)
                                          ========     ========     =========     =======     ========      ========      ========

 Earnings (loss) per common
   share - assuming dilution:             $   0.30     $   0.13     $   (0.16)    $  0.02     $  (0.22)     $   0.05      $  (0.01)
                                          ========     ========     =========     =======     ========      ========      ========

 Weighted average shares:
    Common shares outstanding                6,670        7,937        10,095      10,069       10,069        10,085        10,158
    Adjusted common shares -
    assuming exercise of stock options       6,839        8,136        10,095      10,127       10,069        10,222        10,158

====================================================================================================================================

 Adjusted EBITDA (Earnings before
   interest, taxes, depreciation,
   amortization, unusual items,
   and gain on sale)                      $ 10,310     $ 14,089     $  13,405     $ 3,672     $  1,634      $  4,449      $  3,650

 Gross profit as % of sales                   33.6%        32.6%         32.2%       32.7%        31.6%         32.5%         32.1%
 SG&A as % of sales                           25.8%        25.8%         26.6%       26.6%        28.8%         25.2%         26.1%
 Adjusted EBITDA as % of sales                 7.8%         6.8%          5.6%        6.2%         2.8%          7.3%          6.0%
 Operating income as % of sales                4.4%         2.8%          1.0%        2.3%        -4.1%          3.7%          1.7%
 Net income as % of sales                      1.5%         0.5%         -0.7%        0.4%        -3.8%          0.8%         -0.1%



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DYNAMEX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except per share data)
(Unaudited)
================================================================================

                                                                        Fiscal Year ended
                                                          ---------------------------------------------
                                                          7/31/1997         7/31/1998         7/31/1999
                                                          ---------         ---------         ---------
                                                         (Restated)        (Restated)       (Preliminary)
                                                ASSETS
 CURRENT ASSETS
 Cash and cash equivalents                                 $  1,326         $   1,361         $   3,043
 Accounts receivable (net)                                   20,750            26,636            26,847
 Prepaid and other current assets                             3,905             7,910             7,339
 Deferred income taxes                                          597               888             1,361
                                                           --------         ---------         ---------
 TOTAL CURRENT ASSETS                                        26,578            36,795            38,590

 Property and equipment - net                                 5,601             9,747            10,034
 Intangibles - net                                           52,481            77,528            87,638
 Deferred income taxes                                          252               670                --
 Other assets                                                 1,832               687               724
                                                           --------         ---------         ---------
 TOTAL ASSETS                                              $ 86,744         $ 125,427         $ 136,986
                                                           ========         =========         =========


                                 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
 Accounts payable trade                                    $  1,759         $   2,813         $   3,912
 Accrued liabilities                                          9,258            14,239            15,762
 Income taxes payable                                         2,968                --                --
 Current portion of long-term debt                              740               777               418
                                                           --------         ---------         ---------
 TOTAL CURRENT LIABILITIES                                   14,725            17,829            20,092

 Deferred income taxes                                                                              215
 Long-term debt                                              32,388            36,287            46,692
                                                           --------         ---------         ---------
 TOTAL LIABILITIES                                           47,113            54,116            66,999
                                                           --------         ---------         ---------

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
 Preferred stock                                                                   --                --
 Common stock                                                    73               101               102
 Receivable from stockholder                                                     (204)             (102)
 Additional paid-in capital                                  40,967            72,307            72,759
 Retained earnings                                           (1,225)             (174)           (1,765)
 Unrealized foreign currency translation adjustment            (184)             (719)           (1,007)
                                                           --------         ---------         ---------
 TOTAL STOCKHOLDERS' EQUITY                                  39,631            71,311            69,987
                                                           --------         ---------         ---------

                                                           --------         ---------         ---------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 86,744         $ 125,427         $ 136,986
                                                           ========         =========         =========





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